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                                                                EXHIBIT 10.F(ii)
                                                                  (FIRST TIER)
                                    VIAD CORP
                              AMENDED AND RESTATED
                            EXECUTIVE SEVERANCE PLAN
                              AS OF MARCH 15, 2001


         1. PURPOSE: To provide management continuity by inducing selected Executives to remain in the employ of Viad Corp ("Corporation") or one of its subsidiaries pending a possible Change of Control of the Corporation.

         2. OBJECTIVES: To ensure in the event of a possible Change of Control of the Corporation, in addition to the Executive's regular duties, that he may be available to be called upon to assist in the objective assessment of such situations, to advise management and the Board of Directors ("Board") of the Corporation as to whether such proposals would be in the best interests of the Corporation and its shareholders or one of its subsidiaries, and to take such other actions as management or the Board might determine reasonably appropriate and in the best interests of the Corporation and its shareholders.

         3. PARTICIPATION: Participation in this Plan will be limited to selected Executives (each referred to herein as "Executive") whose importance to the Corporation during such periods is deemed to warrant good and valuable special consideration by The Chief Executive Officer of the Corporation. Each such Executive's participation shall be evidenced by a certificate ("Certificate") issued by the Corporation, each of which is incorporated herein by reference as if set forth in its entirety. In the event an Executive shall become ineligible hereunder, his Certificate shall be surrendered promptly to the Corporation.

         4. DEFINITION OF CHANGE OF CONTROL: For purposes of this Plan, a "Change of Control" shall mean any of the following events:

                  (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either: (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
Control: (i) any acquisition directly from the Corporation other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired


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directly from the Corporation, (ii) any acquisition by the Corporation, (iii)
any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 4; or

                  (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) approval by the shareholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be,
(ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination and or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

         5.       DEFINITIONS:

                  (a) For purposes of this Agreement, "Cause" shall mean:

                           (i) the willful and continued failure of the
Executive to perform substantially the Executive's duties with the Corporation or one of its affiliates (other than any


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such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance improvement is delivered to the Executive by the Board or the Chief Executive Officer of the Corporation which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

                            (ii) the willful engaging by the Executive in
illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation. For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Corporation or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Corporation. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph
(i) or (ii) above, and specifying the particulars thereof in detail.

                  (c) For purposes of this Agreement, "Good Reason" shall mean:

                       (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to the Change of Control, or any other action by the Corporation which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation promptly after receipt of notice thereof given by the Executive;

                       (ii) any reduction by the Corporation of the Executive's base salary, annual bonus, incentive opportunities, retirement benefits, welfare or fringe benefits below the highest level enjoyed by the Executive during the 120-day period prior to the Change of Control;

                       (iii) the Corporation's requiring the Executive to be based at any office or location other than that at which he was based immediately prior to the Change of Control or the Corporation's requiring the Executive to travel on Corporation business to a substantially greater extent than required immediately prior to the Change of Control;

                       (iv) any purported termination by the Corporation of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                       (v) any failure by the Corporation to comply with and satisfy Section 11(c) of this Agreement.


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For purposes of this Agreement, any good faith determination of "Good Reason"
made by the Executive shall be conclusive.

                  (d) For purposes of this Agreement, "Window Period" means the 30-day period following the first anniversary of the Change of Control.

         6. ELIGIBILITY FOR BENEFITS: Benefits as described in Section 7 shall be paid in the event the Executive's employment with the Corporation or any of its subsidiaries is terminated (other than as a consequence of his death or disability, or of his retirement at or after his normal retirement date under the Corporation's or a subsidiaries' retirement plan) if the Executive is terminated:

                  (a) involuntarily by the Corporation without Cause; or
                  (b) by the Executive for Good Reason; in either case within 18 months following a Change of Control, or
                  (c) by the Executive's own election for any reason during the Window Period.

         7.       BENEFIT ENTITLEMENTS:

                  (a) LUMP SUM PAYMENT: On or before the Executive's last day of employment with the Corporation or any of its subsidiaries, the Corporation or the applicable subsidiary will pay to the Executive as compensation for services rendered a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to the sum of (i) his highest annual salary fixed during the period he was an employee of the Corporation or any of its subsidiaries, plus (ii) the greater of (x) the largest amount awarded to him in a year as cash bonus (whether or not deferred) under the Corporation's Management Incentive Plan and Performance Unit Incentive Plan or other similar short and long term cash incentive plans or arrangements providing for performance bonus payments during the preceding four years or if the Executive has not been employed for at least four full fiscal years, all of the completed full fiscal years during which the Executive has been employed) or (y) the target bonus (under all of the Corporation's bonus plans for which the Executive is eligible, including the Corporation's Management Incentive Plan and Performance Unit Incentive Plan) for the fiscal year in which the Change of Control occurs, multiplied by:

                            (i) Three if the termination is involuntary without
Cause or Good Reason, or

                            (ii) Two if the termination is voluntary during the
Window Period.

                  (b) Employee Plans: The Executive's participation in life, accident, health, compensation deferral, automobile, club membership, and financial counseling plans of the Corporation, or the applicable subsidiary, if any, provided to the Executive prior to the Change of Control or his termination, shall be continued, or equivalent benefits provided, by the Corporation or the applicable subsidiary at no direct cost to the Executive for a period of:

                            (i) Three years if the termination is involuntary
without Cause or for Good Reason, or

                            (ii) Two years if the termination is voluntary
during the Window Period, in each case from the date of termination (or until his death or normal retirement date, whichever


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is sooner). The Executive's participation in any applicable qualified or nonqualified retirement and/or pension plans and any deferred compensation or bonus plan of the Corporation or any of its subsidiaries, if any, shall continue only through the last day of employment. Any terminating distributions and/or vested rights under such plans shall be governed by the terms of the respective plans.

                  (c) Special Retirement Benefits: The Executive shall receive Special Retirement Benefits payable hereunder to the Executive or his beneficiaries equal to the excess of the amount specified in subsection (c)(i) or subsection (c)(ii), as the case may be, over that in subsection (c)(iii) below:

                            (i) If the termination is involuntary without Cause
or for Good Reason, the total retirement benefits that would be paid to the Executive or his beneficiaries under the Viad Employees' Retirement Income Plan, or the applicable subsidiary pension plan in which the Executive participates (in either case, the "Retirement Plan"), if the Executive's employment continued for either (x) the three years (or the period to his normal retirement date, if less) following his termination, or (y) the number of years necessary to be vested under the Retirement Plan (including any predecessor or successor or substitute plan or plans of the Corporation or any of its subsidiaries), whichever is greater, and his final average compensation is as determined under the Retirement Plan, in each case using actuarial assumptions no less favorable to the Executive than those used in the Retirement Plan immediately prior to the Change of Control (the "Actuarial Assumptions"). For the purposes hereof, the amount specified in Section 7(a) shall not be considered "compensation" for purposes of calculating final average compensation under this subsection (c)(i);

                            (ii) if the termination is voluntary during the
Window Period, the total retirement benefits that would be paid to the Executive or his beneficiaries under the Retirement Plan using the Actuarial Assumptions, if any, if two years (or the period to his normal retirement date, if less) following his termination is added to his credited service and his final average compensation is as determined under the applicable pension plan referred to in this subsection (c)(ii). For the purposes hereof, the amount specified in
Section 7(a) shall not be considered "compensation" for purposes of calculating final average compensation under this subsection (c)(ii);

                            (iii) the total qualified and unqualified benefits
actually payable to the Executive or his beneficiaries under the Retirement Plan. All special Retirement Benefits and other benefits provided for herein are provided on an unfunded basis, are not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code, and shall be payable solely from the general assets of the Corporation or its appropriate subsidiary.

                  (d) Taxes: Anything in this Plan to the contrary notwithstanding, and whether or not the Executive becomes entitled to severance payments under this Plan, if any of the payments or benefits received or to be received by the Executive in connection with a Change of Control (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Corporation, any person whose actions result in a Change of Control, or any person affiliated with the Corporation or such person) (such


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payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") would be subject to the excise tax imposed under
Section 4999 of the Code (the "Excise Tax"), the Corporation shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the residence of the Executive on the last day of the Executive's employment with the Corporation (the "Date of Termination"), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                           (i) Determination By Accountant. All determinations
required to be made under this Section 7(d), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the independent accounting firm which served as the Corporation's auditor immediately prior to the Change of Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Corporation and the Executive within fifteen (15) business days after the Date of Termination, if applicable, or such earlier time as is requested by the Corporation. In the event that the Accounting Firm is also serving as accountant or auditor for the individual, entity, or group effecting the Change of Control, the Executive may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder), by giving written notice of such appointment to the Corporation within 5 business days after the Date of Termination. All fees and expenses of the Accounting Firm shall be borne solely by the Corporation and it shall be the Corporation's obligation to cause the Accounting Firm to take any actions required hereby.

         If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with an opinion that he or she has substantial authority not to report any Excise Tax on his or her federal income tax return. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that a Gross-Up Payment which will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to Section 7(d)(ii) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.


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                            (ii) Notification Required. The Executive shall
notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive knows of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he or she gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                                     (A) give the Corporation any information
reasonably requested by the Corporation relating to such claim,

                                     (B) take such action in connection with
contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,

                                     (C) cooperate with the Corporation in good
faith in order to effectively contest such claim,

                                     (D) permit the Corporation to participate
in any proceedings relating to such claim, provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(d), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund, or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest


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shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                            (iii) Repayment. If, after the receipt by the
Executive of an amount advanced by the Corporation pursuant to Section 7(d)(ii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Corporation's complying with the requirements of Section 7(d)(ii)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to Section 7(d)(ii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  (E) ACCELERATION OF STOCK AWARDS. Stock Options and any other rights granted to the Executive by the Corporation under its 1973 Stock Option Plan, its 1983 Stock Option and Incentive Plan, its 1992 Stock Incentive Plan and any later or successor plan or plans (collectively, the "Stock Incentive Plans"), will be exercisable in full for a period of 90 days (i) following the date of a Change of Control of the Corporation or (ii) commencing on the date of approval by the Corporation's shareholders of an agreement providing for a merger or a consolidation in which the corporation will not remain an independent publicly owned corporation or a sale or other disposition of all or substantially all of the assets of the Corporation, provided that no option or right shall be exercisable by the Executive within six months after the date of grant, or after the termination date, of such option or right. In the event of a Change of Control, the restrictions and deferral limitations applicable to any restricted or deferred stock awarded under the Stock Incentive Plans shall lapse, and such stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

                           If either (i) the transaction or transactions which
resulted in the Change of Control were not approved by a vote of at least two-thirds (2/3) of the directors of the Company who are members of the Incumbent Board as described in subparagraph (b) of Section 4 above, or originated with an unsolicited offer (as determined by the Incumbent Board in good faith), or (ii) the Board of Directors of the Company, in its discretion, determines that this provision shall apply in the event of a Change of Control, then the Executive shall have the rights set forth in this paragraph. If this paragraph applies, then in lieu of cashing-out or exercising some or all of his stock options granted to the Executive under the Stock Incentive Plans, the Executive may, during the period in which the Executive could otherwise exercise such options under this Section 7(e), cancel such options in exchange for an amount equal to (i) the fair market value of a share of the Corporation's common stock on a date selected by the Executive (the "Exercise Date"), such date being no earlier than 30 days prior to the event described in this Section 7(e) and no later than 30 days after such event, multiplied by (ii) the number of shares subject to the stock options for which such election is made, and then minus
(iii) the aggregate purchase price for


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such shares under the applicable stock option agreements. The Executive must provide written notice to the Corporation which sets forth the options (or portion thereof) he wishes to cancel, the number of shares being canceled, and the Exercise Date elected by the Executive. Payment to the Executive shall be made in lump sum in cash within five days following delivery of such written notice to the Corporation.

         8. INDEMNIFICATION: If litigation is brought to enforce or interpret any provision contained herein, the Corporation or applicable subsidiary, to the extent permitted by applicable law and the Corporation's or subsidiary's Articles of Incorporation, as the case may be, shall indemnify the Executive for his reasonable attorneys' fees and disbursements incurred in such litigation, and hereby agrees to pay interest on any money judgment obtained by the Executive calculated at the Citibank, N.A. prime interest rate in effect from time to time from the date that payment(s) to him should have been made under this Agreement until the date the payment(s) is made.

         9.       PAYMENT OBLIGATIONS ABSOLUTE: Except as expressly provided in
Section 13 and 14, the Corporation's or subsidiary's obligation to pay the Executive the benefits hereunder and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counter-claim, recoupment, defense or other right which the Corporation may have against him or anyone else. All amounts paid or payable by the Corporation or subsidiary hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Corporation or subsidiary shall be final and the Corporation or subsidiary will not seek to recover all or any part of such payment(s) from the Executive or from whosoever may be entitled thereto, for any reason whatsoever. The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Plan, and the obtaining of any such other employment shall in no event effect any reduction of the Corporation's or subsidiary's obligations to make the payments and arrangements required to be made under this Plan. The Corporation or applicable subsidiary may at the discretion of the Chief Executive Officer of the Corporation enter into an irrevocable, third-party guarantee or similar agreement with a bank or other institution with respect to the benefits payable to an Executive hereunder, which would provide for the unconditional payment of such benefits by such third-party upon presentment by an Executive of his Certificate (and on such other conditions deemed necessary or desirable by the Corporation) at some specified time after termination of employment. Such third-party guarantor shall have no liability for improper payment if it follows the instructions of the Corporation as provided in such Certificate and other documents required to be presented under the agreement, unless the Corporation, in a written notice, has previously advised such third-party guarantor of the determination by its Board of Directors of ineligibility of the Executive in accordance with Section 14.


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         10.      CONTINUING OBLIGATIONS: The Executive shall retain in
confidence any confidential information known to him concerning the Corporation and its subsidiaries and their respective businesses as long as such information is not publicly disclosed, except as required by law.

         11.      SUCCESSORS:

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Corporation shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns.

                  (c) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. As used in this Agreement, Corporation shall mean the Corporation as hereinbefore defined and any other person or entity which assumes or agrees to perform this Agreement by operation of law, or otherwise.

         12. SEVERABILITY: Any provision in this Plan which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         13. OTHER AGREEMENTS: Notwithstanding any provision herein to the contrary, in the event the Executive's employment with the Corporation or applicable subsidiary terminates and the Executive is entitled to receive termination, separation or other like amounts from the Corporation or any of its subsidiaries pursuant to any contract of employment, generally prevailing separation pay policy, or other program of the Corporation or applicable subsidiary, all such amounts shall be applied to and set off against the Corporation's or applicable subsidiary's obligation set forth in Section 7 of this Plan. Nothing in this Section 13 is intended to result in set-off of pension benefits, supplemental executive retirement benefits, disability benefits, retiree benefits or any other plan benefits not directly provided as termination or separation benefits.

         14. TERMINATION: This Agreement shall terminate with respect to an Executive if the Chief Executive Officer of the Corporation determines that the Executive is no longer a key executive to be provided a severance agreement and so notifies the Executive by certified mail at least thirty (30) days before participation in this Plan shall cease; except that such determination shall not be made, and if made, shall have no effect (i) within eighteen months after the Change


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of Control in question or (ii) during any period of time when the Corporation has knowledge that any third person has taken steps reasonably calculated to effect a Change of Control until such third person has abandoned or terminated his efforts to effect a Change of Control as determined by such Board in good faith, but in its sole discretion.


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                                                                 EXHIBIT 10F(ii)
                                                                  (Second Tier)
                                    VIAD CORP
                              AMENDED AND RESTATED
                            EXECUTIVE SEVERANCE PLAN
                              AS OF MARCH 15, 2001


         1. PURPOSE: To provide management continuity by inducing selected Executives to remain in the employ of Viad Corp ("Corporation") or one of its subsidiaries pending a possible Change of Control of the Corporation.

         2. OBJECTIVES: To ensure in the event of a possible Change of Control of the Corporation, in addition to the Executive's regular duties, that he may be available to be called upon to assist in the objective assessment of such situations, to advise management and the Board of Directors ("Board") of the Corporation as to whether such proposals would be in the best interests of the Corporation (including its subsidiaries) and its shareholders, and to take such other actions as management or the Board might determine reasonably appropriate and in the best interests of the Corporation and its shareholders.

         3. PARTICIPATION: Participation in this Plan will be limited to selected Executives (each referred to herein as "Executive") whose importance to the Corporation during such periods is deemed to warrant good and valuable special consideration by the Chief Executive Officer of the Corporation. Each such Executive's participation shall be evidenced by a certificate ("Certificate") issued by the Corporation, each of which is incorporated herein by reference as if set forth in its entirety. In the event an Executive shall become ineligible hereunder, his Certificate shall be surrendered promptly to the Corporation.

         4. DEFINITION OF CHANGE OF CONTROL: For purposes of this Plan, a "Change of Control" shall mean any of the following events:

                  (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either: (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
Control: (i) any acquisition directly from the Corporation other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation,
(ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (c) of this Section 4; or

                  (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) approval by the shareholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be,
(ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

         5.       DEFINITIONS:

                  (a) For purposes of this Agreement, "Cause" shall mean:

                           (i) the willful and continued failure of the
Executive to perform substantially the Executive's duties with the Corporation or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance improvement is delivered to the Executive by the Board or the Chief

Executive Officer of the Corporation which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

                           (ii) the willful engaging by the Executive in illegal
conduct or gross misconduct which is materially and demonstrably injurious to the Corporation. For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Corporation or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Corporation. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph
(i) or (ii) above, and specifying the particulars thereof in detail.

                  (c) For purposes of the Agreement, "Good Reason" shall mean:

                           (i) the assignment to the Executive of any duties
inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to the Change of Control, or any other action by the Corporation which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation promptly after receipt of notice thereof given by the Executive;

                           (ii) any reduction by the Corporation of the
Executive's base salary, annual bonus, incentive opportunities, retirement benefits, welfare or fringe benefits below the highest level enjoyed by the Executive during the 120-day period prior to the Change of Control;

                           (iii) the Corporation's requiring the Executive to be
based at any office or location other than that at which he was based immediately prior to the Change of Control or the Corporation's requiring the Executive to travel on Corporation business to a substantially greater extent than required immediately prior to the Change of Control;

                           (iv) any purported termination by the Corporation of
the Executive's employment otherwise than as expressly permitted by this Agreement; or

                           (v) any failure by the Corporation to comply with and
satisfy Section 11(c) of this Agreement.

For purposes of this Agreement, any good faith determination of "Good Reason" made by the Executive shall be conclusive.

         6. ELIGIBILITY FOR BENEFITS: Benefits as described in Section 7 shall be paid only in the event the Executive's employment with the Corporation or any of its subsidiaries is terminated involuntarily by the Corporation without Cause, (other than as a consequence of his death or disability, or of his retirement at or after his normal retirement date under the Corporation's or a subsidiary's retirement plan), or by the Executive for Good Reason, in each case, within eighteen months after a Change of Control of the Corporation.

         7.       BENEFIT ENTITLEMENTS:

                  (a) LUMP SUM PAYMENT: On or before the Executive's last day of employment with the Corporation or any of its subsidiaries, the Corporation or the applicable subsidiary will pay to the Executive as compensation for services rendered a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to two times the sum of (i) his highest annual salary fixed during the period he was an employee of the Corporation or any of its subsidiaries, plus (ii) the greater of (x) the largest amount awarded to him in a year as cash bonus (whether or not deferred) under the Corporation's Management Incentive Plan and Performance Unit Incentive Plan or other similar short and long term cash incentive plans or arrangements providing for performance bonus payments during the preceding four years (or, if the Executive has not been employed for at least four full fiscal years, all of the completed full fiscal years during which the Executive has been employed) or (y) the target bonus (under all of the Corporation's bonus plans for which the Executive is eligible including the Corporation's Management Incentive Plan and Performance Unit Incentive Plan) for the fiscal year in which the Change of Control occurs.

                  (b) EMPLOYEE PLANS: The Executive's participation in life, accident, health, compensation deferral, automobile, club membership, and financial counseling plans of the Corporation, or the applicable subsidiary, if any, provided to the Executive prior to the Change of Control or his termination, shall be continued, or equivalent benefits provided, by the Corporation or the applicable subsidiary at no direct cost to the Executive for a period of two years from the date of termination (or until his death or normal retirement date, whichever is sooner). The Executive's participation in any applicable qualified or nonqualified retirement and/or pension plans and any deferred compensation or bonus plan of the Corporation or any of its subsidiaries, if any, shall continue only through the last day of employment. Any terminating distributions and/or vested rights under such plans shall be governed by the terms of the respective plans.

                  (c) SPECIAL RETIREMENT BENEFITS: The Executive shall receive Special Retirement Benefits payable hereunder to the Executive or his beneficiaries equal to the excess of the amount specified in subsection (c)(i) over that in subsection (c)(ii) below:

                           (i) The total retirement benefits that would be paid
to the Executive or his beneficiaries under the Viad Employees' Retirement Income Plan, or the applicable subsidiary pension plan in which the Executive participates (in either case, the "Retirement Plan"), if either (x) the two years (or the period to his normal retirement date, if less) following his termination, or (y) the number of years necessary to be vested under the Retirement Plan (including any predecessor or successor or substitute plan or plans of the Corporation or any of its subsidiaries), whichever is greater, is counted and his final average compensation is as determined under the Retirement Plan, in each case using actuarial assumptions no less favorable to the Executive than those used in the Retirement Plan immediately prior to the Change of Control (the "Actuarial Assumptions"). For the purposes hereof, the amount specified in Section 7(a) shall not be considered "compensation" for purposes of calculating final average compensation under this subsection (c)(i);

                           (ii) the total qualified and unqualified benefits
actually payable to the Executive or his beneficiaries under the Retirement Plan. All Special Retirement Benefits and other benefits provided for herein are provided on an unfunded basis, are not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code, and shall be payable solely from the general assets of the Corporation or its appropriate subsidiary.

                  (d) Taxes: Anything in this Plan to the contrary notwithstanding, and whether or not the Executive becomes entitled to severance payments under this Plan, if any of the payments or benefits received or to be received by the Executive in connection with a Change of Control (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Corporation, any person whose actions result in a Change of Control, or any person affiliated with the Corporation or such person) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") would be subject to the excise tax imposed under Section 4999 of the Code (the "Excise Tax"), the Corporation shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the residence of the Executive on the last day of the Executive's employment with the Corporation (the "Date of Termination"), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                           (i) Determination By Accountant. All determinations
required to be made under this Section 7(d), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the independent accounting firm which served as the Corporation's auditor immediately prior to the Change of Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Corporation and the Executive within fifteen (15) business days after the Date of Termination, if applicable, or such earlier time as is requested by the Corporation. In the event that the Accounting Firm is also serving as accountant or auditor for the individual, entity, or group effecting the Change of Control, the Executive may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder), by giving written notice of such appointment to the Corporation within 5 business days after the Date of Termination. All fees and expenses of the Accounting Firm shall be borne solely by the Corporation and it shall be the Corporation's obligation to cause the Accounting Firm to take any actions required hereby. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with an opinion that he or she has substantial authority not to report any Excise Tax on his or her federal income tax return. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that a Gross-Up Payment which will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to Section 7(d)(ii) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

                           (ii) Notification Required. The Executive shall
notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive knows of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he or she gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                                    (A)      give the Corporation any
information reasonably requested by the Corporation relating to such claim,

                                    (B)      take such action in connection with
contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,

                                    (C)      cooperate with the Corporation in
good faith in order to effectively contest such claim,

                                    (D)      permit the Corporation to
participate in any proceedings relating to such claim, provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(d), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund, or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                           (iii) Repayment. If, after the receipt by the
Executive of an amount advanced by the Corporation pursuant to Section 7(d)(ii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Corporation's complying with the requirements of Section 7(d)(ii)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to Section 7(d)(ii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  (e) Acceleration of Stock Awards. Stock Options and any other rights granted to the Executive by the Corporation under its 1973 Stock Option Plan, its 1983 Stock Option and Incentive Plan, its 1992 Stock Incentive Plan and any later or successor plan or plans (collectively, the "Stock Incentive Plans"), will be exercisable in full for a period of 90 days (i) following the date of a Change of Control of the Corporation or (ii) commencing on the date of approval by the Corporation's shareholders of an agreement providing for a merger or a consolidation in which the Corporation will not remain an independent publicly owned corporation or a sale or other disposition of all or substantially all the assets of the Corporation, provided that no option or right shall be exercisable by the Executive within six months after the date of grant, or after the termination date, of such option or right. In the event of a Change of Control, the restrictions and deferral limitations applicable to any restricted or deferred stock awarded under the Stock Incentive Plans shall lapse, and such stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

                  If either (i) the transaction or transactions which resulted in the Change of Control were not approved by a vote of at least two-thirds (2/3) of the directors of the Company who are members of the Incumbent Board as described in subparagraph (b) of Section 4 above, or originated with an unsolicited offer (as determined by the Incumbent Board in good faith), or (ii) the Board of Directors of the Company, in its discretion, determines that this provision shall apply in the event of a Change of Control, then the Executive shall have the rights set forth in this paragraph. If this paragraph applies, then in lieu of cashing-out or exercising some or all of his stock options granted to the Executive under the Stock Incentive Plans, the Executive may, during the period in which the Executive could otherwise exercise such options under this Section 7(e), cancel such options in exchange for an amount equal to
(i) the fair market value of a share of the Corporation's common stock on a date selected by the Executive (the "Exercise Date"), such date being no earlier than 30 days prior to the event described in this Section 7(e) and no later than 30 days after such event, multiplied by (ii) the number of shares subject to the stock options for which such election is made, and then minus (iii) the aggregate purchase price for such shares under the applicable stock option agreements. The Executive must provide written notice to the Corporation which sets forth the options (or portion thereof) he wishes to cancel, the number of shares being canceled, and the Exercise Date elected by the Executive. Payment to the Executive shall be made in lump sum in cash within five days following delivery of such written notice to the Corporation.

         8. INDEMNIFICATION: If litigation is brought to enforce or interpret any provision contained herein, the Corporation or applicable subsidiary, to the extent permitted by applicable law and the Corporation's or subsidiary's Articles of Incorporation, as the case may be, shall indemnify the Executive for his reasonable attorneys' fees and disbursements incurred in such litigation, and hereby agrees to pay interest on any money judgment obtained by the Executive calculated at the Citibank, N.A. prime interest rate in effect from time to time from the date that payment(s) to him should have been made under this Agreement until the date the payment(s) is made.

         9.       PAYMENT OBLIGATIONS ABSOLUTE: Except as expressly provided in
Section 13 and 14, the Corporation's or subsidiary's obligation to pay the Executive the benefits hereunder and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counter-claim, recoupment, defense or other right which the Corporation may have against him or anyone else. All amounts paid or payable by the Corporation or subsidiary hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Corporation or subsidiary shall be final and the Corporation or subsidiary will not seek to recover all or any part of such payment(s) from the Executive or from whosoever may be entitled thereto, for any reason whatsoever. The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Plan, and the obtaining of any such other employment shall in no event effect any reduction of the Corporation's or subsidiary's obligations to make the payments and arrangements required to be made under this

Plan. The Corporation or applicable subsidiary may at the discretion of the Chief Executive Officer of the Corporation enter into an irrevocable, third-party guarantee or similar agreement with a bank or other institution with respect to the benefits payable to an Executive hereunder, which would provide for the unconditional payment of such benefits by such third-party upon presentment by an Executive of his Certificate (and on such other conditions deemed necessary or desirable by the Corporation) at some specified time after termination of employment. Such third-party guarantor shall have no liability for improper payment if it follows the instructions of the Corporation as provided in such Certificate and other documents required to be presented under the agreement, unless the Corporation, in a written notice, has previously advised such third-party guarantor of the determination by its Board of Directors of ineligibility of the Executive in accordance with Section 14.

         10. CONTINUING OBLIGATIONS: The Executive shall retain in confidence any confidential information known to him concerning the Corporation and its subsidiaries and their respective businesses as long as such information is not publicly disclosed, except as required by law.

         11.      SUCCESSORS:

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Corporation shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns.

                  (c) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. As used in this Agreement, Corporation shall mean the Corporation as hereinbefore defined and any other person or entity which assumes or agrees to perform this Agreement by operation of law, or otherwise.

         12. SEVERABILITY: Any provision in this Plan which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         13. OTHER AGREEMENTS: Notwithstanding any provision herein to the contrary, in the event the Executive's employment with the Corporation or applicable subsidiary terminates and the Executive is entitled to receive termination, separation or other like amounts from the Corporation or any of its subsidiaries pursuant to any contract of employment, generally prevailing separation pay policy, or other program of the Corporation or applicable subsidiary, all such amounts shall be applied to and set off against the Corporation's or applicable subsidiary's obligation set forth in Section 7 of this Plan. Nothing in this Section 13 is intended to result in set-off of pension benefits, supplemental executive retirement benefits, disability benefits, retiree benefits or any other plan benefits not directly provided as termination or separation benefits.

         14. TERMINATION: This Agreement shall terminate with respect to an Executive if the Chief Executive Officer of the Corporation determines that the Executive is no longer a key executive to be provided a severance agreement and so notifies the Executive by certified mail at least thirty (30) days before participation in this Plan shall cease; except that such determination shall not be made, and if made, shall have no effect (i) within eighteen months after the Change of Control in question or (ii) during any period of time when the Corporation has knowledge that any third person has taken steps reasonably calculated to effect a Change of Control until such third person has abandoned or terminated his efforts to effect a Change of Control as determined by such Board in good faith, but in its sole discretion.